Exhibit 25.1

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

ELAN FINANCE PUBLIC LIMITED COMPANY
(Exact name of obligor as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
ELAN FINANCE CORP.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2143397 (I.R.S. employer identification no.)

Elan Corporation, plc
(Exact name of obligor as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
Elan Holdings Limited
(Exact name of obligor as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
Elan Management Limited
(Exact name of obligor as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
Elan Medical Technologies Limited
(Exact name of obligor as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
Elan Pharma International Limited
(Exact name of obligor as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

Elan Transdermal Limited (Exact name of obligor as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
The Institute of Biopharmaceutics Limited
(Exact name of obligor as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
Elan Pharma Limited
(Exact name of obligor as specified in its charter)

United Kingdom (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
Meadway Pharmaceuticals Ltd.
(Exact name of obligor as specified in its charter)

United Kingdom (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
The Liposome Company Limited
(Exact name of obligor as specified in its charter)

United Kingdom (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

Monksland Holdings B.V.
(Exact name of obligor as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
Elan Pharma B.V.
(Exact name of obligor as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
Elan Finance Corporation Ltd.
(Exact name of obligor as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
Elan International Insurance Limited
(Exact name of obligor as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
Elan International Services Ltd.
(Exact name of obligor as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

Neuralab Limited
(Exact name of obligor as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
Athena Neurosciences, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0204761 (I.R.S. employer identification no.)
Athena Neurosciences Finance, LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	55-2291823 (I.R.S. employer identification no.)
Elan Drug Delivery, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2971178 (I.R.S. employer identification no.)
Elan Holdings, Inc.
(Exact name of obligor as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2903487 (I.R.S. employer identification no.)

Elan Pharmaceuticals, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0128552 (I.R.S. employer identification no.)

Treasury Building Lower Grand Canal Street Dublin 2 Ireland
(Address of principal executive offices)	(Zip code)

8⅞% Senior Fixed Rate Notes Due 2013
Senior Floating Rate Notes Due 2013
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 2nd day of April, 2007.

THE BANK OF NEW YORK
By:	/S/ CHERYL CLARKE
	Name:	CHERYL CLARKE
	Title:	VICE PRESIDENT

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2006, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
In Thousands

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,375,000
Interest-bearing balances	11,937,000
Securities:
Held-to-maturity securities	1,729,000
Available-for-sale securities	17,675,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	3,953,000
Securities purchased under agreements to resell	162,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	30,730,000
LESS: Allowance for loan and lease losses	286,000
Loans and leases, net of unearned income and allowance	30,444,000
Trading assets	5,047,000
Premises and fixed assets (including capitalized leases)	830,000
Other real estate owned	1,000
Investments in unconsolidated subsidiaries and associated companies	292,000
Not applicable
Intangible assets:
Goodwill	2,747,000
Other intangible assets	981,000
Other assets	6,814,000

Total assets	85,987,000

Dollar Amounts
In Thousands

LIABILITIES
Deposits:
In domestic offices	30,000,000
Noninterest-bearing	19,293,000
Interest-bearing	10,707,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	33,219,000
Noninterest-bearing	472,000
Interest-bearing	32,747,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	671,000
Securities sold under agreements to repurchase	185,000
Trading liabilities	2,479,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	2,076,000
Not applicable
Not applicable
Subordinated notes and debentures	1,955,000
Other liabilities	6,527,000

Total liabilities	77,112,000

Minority interest in consolidated subsidiaries	144,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,134,000
Retained earnings	5,769,000
Accumulated other comprehensive income	-307,000
Other equity capital components	0
Total equity capital	8,731,000

Total liabilities, minority interest, and equity capital	85,987,000

     I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons, Chief Financial Officer
     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell	Directors
Catherine A. Rein